                                   EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                     Three Months      Period from
                                        Ended         Inception to
                                    September 30,     September 30,
                                        1997              1997
                                    -------------------------------
Primary:
     Average shares outstanding:                 1                1
                                         =========        =========

Net loss                                 $(152,000)       $(457,000)
                                         =========        =========

Net loss per share                       $(152,000)       $(457,000)
                                         =========        =========

Fully Diluted:
     Average shares outstanding:                 1                1
                                         =========        =========

Net loss                                 $(152,000)       $(457,000)
                                         =========        =========

Net loss per share                       $(152,000)       $(457,000)
                                         =========        =========